UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2003

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9640 Towne Centre Drive San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 455-8600

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

Discovery Partners International, Inc. (the “Company”) has been advised that John Lillig, Vice President and Chief Technical Officer of the Company, entered into a stock trading plan on May 28, 2003, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, directors and officers may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and at specified times. Mr. Lillig’s plan allows for the sale of a total of 60,250 shares of the Company’s common stock over a one year period, and provides for sales of specified share amounts at specified market prices, subject to specified limitations. Sales pursuant to this plan may begin in August 2003 and will terminate on August 28, 2004, unless terminated sooner in accordance with the plan’s terms. This plan was established during the Company’s trading “window” and extends and modifies an existing similar stock trading plan, dated May 10, 2002, which was also designed to comply with Rule 10b5-1.  Mr. Lillig acquired the shares to be sold under both plans in connection with exercises of stock options issued under the Company’s long-term incentive plans.  Mr. Lillig intends to sell a portion of the shares under the plan to finance the education of his children.  In addition, Mr. Lillig has informed the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan to the extent required by the Federal securities laws. Except as may be required by law, the Company does not undertake to report plans by other Company officers or directors, nor to report modifications, terminations, transactions or other activities under Mr. Lillig’s plan or the plan of any other officer or director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 29, 2003	DISCOVERY PARTNERS INTERNATIONAL, INC.

	By:	/s/ Craig Kussman
Craig Kussman Chief Financial Officer